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                                                                    Exhibit 99.1

                                [HALOZYME THERAPEUTICS LOGO]

HALOZYME CONTACT                            INVESTOR RELATIONS CONTACTS
David A. Ramsay                             Ina McGuinness / Bruce Voss
Chief Financial Officer                     Lippert/Heilshorn & Associates
(858) 794-8889                              (310) 691-7100
dramsay@halozyme.com                        imcguinness@lhai.com

                                            MEDIA CONTACTS
                                            Kathy Sweeney / Joleen Schultz
                                            Mentus
                                            (858) 455-5500, x230/x215
                                            kwitz@mentus.com
                                            jschultz@mentus.com

                   HALOZYME THERAPEUTICS NAMES STEVE THORNTON
                              TO BOARD OF DIRECTORS

SAN DIEGO, JULY 6, 2005 - Halozyme Therapeutics, Inc. (AMEX: HTI), a biopharmaceutical company focused on the development and commercialization of recombinant human enzymes, today announced that Steve Thornton has been named to its Board of Directors. Mr. Thornton is President of SkyePharma, Inc., which develops and manufactures injectable, sustained-release therapeutic products.

"We are thrilled to welcome Steve to our Board," said Jonathan Lim, MD, Halozyme's Chairman and CEO. "Steve brings over 27 years of broad experience working with branded and generic drugs, medical devices, and drug delivery technologies within both large and small pharmaceutical companies. Steve's career has taken him through a variety of sales and marketing positions culminating in managing fully integrated businesses in the US, Europe, and Australia. He will bring invaluable strategic and operational experience to Halozyme, especially as we commercialize our first products."

As Executive Vice President of Business Development at Elan, and in his current role, Mr. Thornton has been involved in a significant number of business development activities and partnerships across the industry, with both major pharmaceutical and emerging biotechnology companies. As part of this role, he represented Elan on a number of joint venture boards with biotechnology partners, giving him insight into the workings of relatively early company organizations. He is highly experienced in the areas of in- and out-licensing of products and has been involved in a variety of start-up operations, joint ventures and acquisitions. Mr. Thornton has also held senior executive positions at Eli Lilly and Bayer.

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ABOUT HALOZYME THERAPEUTICS, INC.

Halozyme is a development stage biopharmaceutical company dedicated to developing and commercializing recombinant human enzymes for the infertility, ophthalmology, and oncology communities. The company's portfolio of products under development is based on intellectual property covering the family of human enzymes known as hyaluronidases. Halozyme's recombinant human enzymes may replace current animal slaughterhouse-derived enzymes that carry potential risks of animal pathogen transmission and immunogenicity. The versatility of the first enzyme, rHuPH20, enables Halozyme to develop the product as a medical device, drug enhancement agent, and therapeutic biologic.

SAFE HARBOR STATEMENT

In addition to historical information, the statements set forth above include forward-looking statements (including, without limitation, statements concerning the progress towards commercializing its first products) that involve risk and uncertainties that could cause actual results to differ materially from those in the forward-looking statements. The forward-looking statements are also identified through use of the words "believe," "enable," "may," "will," "could," "intends," "estimate," "anticipate," "plan," "predict," "probable," "potential," "possible," "should," "continue," and other words of similar meaning. Actual results could differ materially from the expectations contained in forward-looking statements as a result of several factors, including regulatory approval requirements and competitive conditions. These and other factors that may result in differences are discussed in greater detail in the company's reports on Forms 10-KSB, 10-QSB and other filings with the Securities and Exchange Commission.

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